UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 18, 2019

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)
As part of the management transition previously announced by Hexion Inc. (the “Company”) in its Current Report on Form 8-K filed January 11, 2019, the Company appointed Matt Sokol, who joined the Company in November 2017 as Executive Vice President, Business Development and Strategy from Lanxess Solutions, Inc. (formerly Chemtura Corporation), to a newly-created role of Chief Administration Officer (“CAO”), effective March 11, 2019. As CAO, Mr. Sokol has the oversight for a number of corporate functions, including business development and strategy, procurement and strategic project management.
Also relating to the management transition, on March 18, 2019 the Company entered into a separation agreement (the “Separation Agreement”) with Joseph Bevilaqua, Chief Operating Officer and Executive Vice President, in connection with his departure from the Company. Mr. Bevilaqua’s separation will be effective March 22, 2019, which date is in advance of the previously disclosed anticipated effective date of April 5, 2019. Mr. Bevilaqua will, among other things, be entitled to the following payments and benefits, subject to his non-revocation of, and continued compliance with, the Separation Agreement: (i) a severance payment in total amount of approximately $946,662, with a $315,554 lump sum payment on March 22, 2019 and the remainder payable bi-weekly over a period of 12 months commencing on his departure date, (ii) payment under the Parent’s incentive compensation plan for 2018 (as if he had been employed through the Company’s regular payment date in 2019), (iii) unvested equity awards will continue to be eligible to vest through the earlier of the scheduled vesting date or December 31, 2020 and vested equity awards will remain exercisable through December 31, 2020, subject to earlier cancellation in accordance with the applicable plan, (iv) distribution of his accrued benefits under the Company’s deferred compensation plan and (v) a lump sum payment of $43,000 toward his cost of COBRA continuation for 18 months. The Separation Agreement also provides for Mr. Bevilaqua’s release of all employment related claims, and he remains subject to continued obligations to comply with the restrictive covenants set forth in his employment agreement and an extension of a non-competition obligation from a period of twelve to eighteen months. Paul Barletta, Executive Vice President of Operations, and other business unit leaders previously reporting to Mr. Bevilaqua, will report directly to President and CEO Craig Rogerson.
The foregoing summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Separation Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: March 22, 2019	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer